MORTGAGE, COLLATERAL	*	UNITED STATES OF AMERICA
ASSIGNMENT, SECURITY
AGREEMENT AND	*	STATE OF
FINANCING STATEMENT
	*	COUNTY/PARISH OF____________
BY
*
NGS SUB. CORP.
*

*	*	*	*	*	*	*	*	*	*

BE IT KNOWN, that on this 2nd day of February, 2005, before me, the undersigned Notary Public duly commissioned and qualified, personally came and appeared:

NGS SUB. CORP., a Delaware corporation (the “Mortgagor”), having a mailing address of 820 Gessner, Suite 1340, Houston, Texas 77024, and a federal taxpayer identification number with the last four digits of _____, appearing herein by and through its undersigned officer, duly authorized by resolutions of its Board of Directors, a certified copy of which is attached hereto, who declared that Mortgagor does by these presents declare and acknowledge an indebtedness unto:

PROSPECT ENERGY CORPORATION, a Maryland corporation (the “Lender”) having a place of business at 10 East 40th Street, Suite 4400, New York, New York 10016, and a federal taxpayer identification number with the last four digits of __________.

RECITALS

A. Natural Gas Systems, Inc., a Nevada corporation (the “Borrower”) is indebted unto the Lender for loans made and to be made pursuant to the terms of a certain loan agreement (as amended, supplemented or restated from time to time, and all other agreements given in substitution therefor, or in renewal, extension or restatement thereof, in whole or in part, being herein called the “Loan Agreement”) dated as of February 2, 2005, by and between the Borrower and the Lender.

B. From time to time Borrower will make a portion of the proceeds of the loans available to Mortgagor for the acquisition of properties and working capital purposes, and therefore the making of such loans by Lender to Borrower will be of substantial benefit to Mortgagor, and consequently in order to secure the full and punctual payment and performance of the Indebtedness (as hereafter defined), the Mortgagor has agreed to execute and deliver this

Mortgage and to grant a mortgage lien and continuing security interest in and to the Collateral (as hereafter defined).

ARTICLE 1

GENERAL TERMS

Section 1.1 Definitions. As used in this Mortgage, the terms “Borrower”, “Lender”, “Loan Agreement” and “Mortgagor” shall have the meanings indicated above. As used in this Mortgage, the following additional terms shall have the meanings indicated:

“Accounts” means all “accounts” (as defined in the UCC) now owned or hereafter acquired by the Mortgagor, including without limitation accounts resulting from the sale of Hydrocarbons at the welihead and accounts now or hereafter arising in connection with the sale or other disposition of any Hydrocarbons, and all revenues and rights to payment relating to the Mortgagor’s compensation for services as operator of any Mineral Properties or to joint interest billings or to amounts recoverable by the Mortgagor from nonoperating parties by virtue of nonconsent elections or otherwise, and further means all rights accrued, accruing or to accrue to receive payments of any and every kind under all Contracts, including without limitation bonuses, rents and royalties which are payable out of or measured by production of any Hydrocarbons or are otherwise attributable to the Mineral Properties and all other revenues owing to the Mortgagor in connection with the Mineral Properties, including revenues from the treatment, transportation or storage of Hydrocarbons for third parties.

“Advances” has the meaning set forth in Section 4.8 (“Advances by Lender”) of this Mortgage.

“Collateral” has the meaning set forth in Section 2.2 (“The Security Interests”) of this Mortgage.

“Collateral Account” has the meaning set forth in Section 5.3 (“Collateral Account”) of this Mortgage.

“Collateral Documents” means collectively all mortgages, deeds of trust, pledges, security agreements and other documents by which the Mortgagor or the Borrower grants Liens and security interests in immovable or movable property to the Lender.

“Contracts” means (a) all contracts and agreements described in Exhibit A and Exhibit B and all other contracts, operating agreements, farm-out or farm-in agreements, sharing agreements, limited or general partnership agreements, area of mutual interest agreements, mineral purchase agreements, contracts for the sale, exchange, transportation or processing of Hydrocarbons, rights-of-way, easements, surface leases, salt water disposal agreements, service contracts, permits, franchises, licenses, pooling or unitization agreements, unit designations and pooling orders now in effect or hereafter entered into by the Mortgagor affecting any of the Mineral Properties, Equipment or Hydrocarbons now or hereafter covered hereby, or which are useful or appropriate in drilling for, producing, treating, handling, storing, transporting or marketing oil, gas or other minerals produced from any lands affected by the Mineral Properties and (b) all rights and choses in action (i.e., rights to enforce contracts or to bring claims thereunder) relating to the foregoing, regardless of whether the same arose or arise, or the events giving rise thereto occurred or occur on, before or after the date hereof.

“Default” means the occurrence of any of the events specified as an Event of Default, whether or not any requirement for notice or lapse of time or other condition precedent has been satisfied.

“Equipment” means all equipment now owned or hereafter acquired by the Mortgagor, now or hereafter located on or used in connection with the Mineral Properties or in connection with the operation thereof or the treating, handling, storing, transporting, processing, purchasing, exchanging or marketing of Hydrocarbons, including without limitation all wells, rigs, platforms, constructions, extraction plants, facilities, gas systems (for gathering, treating, injection and compression), water systems (for treating, disposal and injection), compressors, casing, tubing, rods, flow lines, pipelines, derricks, tanks, separators, pumps, machinery, tools and all other movable property and fixtures now or hereafter located upon and dedicated to be used in connection with any of the Mineral Properties, together with all additions, accessories, parts, attachments, special tools and accessions now and hereafter affixed thereto or used in connection therewith, and all replacements thereof and substitutions therefor.

“Event of Default” has the meaning set forth in Section 5.1 (“Events Of Default”) of this Mortgage.

“General Intangibles” means all “general intangibles” (as defined in the UCC) now owned or hereafter acquired by the Mortgagor related to the Mineral Properties, the Equipment or the Hydrocarbons, the operation of the Mineral Properties or the Equipment (whether the Mortgagor is operator or non-operator), or the treating, handling, storing, transporting, processing, purchasing, exchanging or marketing of Hydrocarbons, or under which the proceeds of Hydrocarbons arise or are evidenced or governed, and further including, without limitation, (i) all contractual rights and obligations or indebtedness owing to the Mortgagor (other than Accounts) from whatever source arising in connection with the sale or other disposition of any Hydrocarbons, including all rights to payment owed or received by the Mortgagor pursuant to a “take-or-pay” provision or gas balancing arrangement, (ii) all Contracts and other general intangibles now or hereafter arising in connection with or resulting from Contracts, (iii) all insurance proceeds and unearned insurance premiums affecting all or any part of the Collateral, and (iv) all amounts received in judgment, settlement, assignment or otherwise of claims or litigation and all things in action, rights represented by judgments, claims arising out of tort and other claims relating to the Collateral, including the right to assert and otherwise to be the plaintiff and proper party of interest to commence, control, prosecute and settle such action (whether as claims, counterclaims or otherwise, and whether involving matters arising from casualty, condemnation, indemnification, negligence, strict liability, other tort, contract or in any other manner).

“Hydrocarbons” mean all oil, gas, casing head gas, condensate, distillate, other liquid and gaseous hydrocarbons, sulfur, and all other minerals, whether similar to the foregoing or not, produced, obtained or secured from or allocable to the Mineral Properties, and any products refined, processed, recovered or obtained therefrom, including oil in tanks.

“Indebtedness” means all present and future amounts, liabilities or obligations of the Borrower or the Mortgagor to the Lender (or to any successor or transferee of the Note), including without limitation any such amounts, liabilities or obligations under or pursuant to the Loan Agreement, the Note, this Mortgage or the other Collateral Documents, whether said amounts, liabilities or obligations are liquidated or unliquidated, now existing or hereafter arising, and including without limitation the Note and all other promissory notes heretofore or hereafter executed by the

Borrower pursuant to the Loan Agreement, in principal, interest, deferral and delinquency charges, prepayment premiums, costs and attorneys’ fees, as therein stipulated, and under and pursuant to all amendments, supplements and restatements to any of said documents. The Indebtedness includes without limitation all Advances and other amounts for which the Mortgagor is obligated under the terms of this Mortgage. The Indebtedness also includes, without limitation, all post-petition interest, expenses, and other duties and liabilities with respect to indebtedness or other obligations described above, which would be owed but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization, or similar proceeding. The Indebtedness secured by this Mortgage further continues with respect to any renewals, modifications, amendments, revisions or extensions of the Indebtedness. It is contemplated and acknowledged that the Indebtedness may include future advances or revolving credit loans and advances from time to time, and that this Mortgage shall have effect, as of the date hereof, to secure all Indebtedness, regardless of whether any amounts are advanced on the date hereof or on a later date or, whether having been advanced, are later repaid in part or in whole and further advances made at a later date. The Indebtedness secured by this Mortgage further continues with respect to any new obligation arising from any novation (subjective or objective) of the Indebtedness as permitted by Louisiana Civil Code Article 1884, as well as to any other renewals, modifications, amendments, revisions or extensions ofthe Indebtedness.

“Instruments” means all instruments (as defined in the UCC) now owned or hereafter acquired by the Mortgagor arising in connection with any Accounts, or under or in connection with any Contracts or other General Intangibles, or otherwise in connection with the sale or other disposition of any Hydrocarbons, Equipment, Inventory or Mineral Properties.

“Inventory” means all “inventory” (as defined in the UCC) now owned or hereafter acquired by the Mortgagor which are now or hereafter produced from or allocable to the Mineral Properties or located on or used or held for use in connection with the Mineral Properties or in connection with the operation thereof or the treating, handling, storing, transporting, processing or marketing of Hydrocarbons.

“Investment Property” means all “investment property” (as defined in the UCC) now owned or hereafter acquired by the Mortgagor, arising from or pertaining to any Mineral Properties or the operation thereof or the transporting or marketing of Hydrocarbons.

“Lien” means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on jurisprudence, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term “Lien” shall include reservations, exceptions, encroachments, easements, servitudes, usufructs, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property. For the purposes of this Mortgage, the Mortgagor shall be deemed to be the owner of any property which it has accrued or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

“Mineral Properties” means collectively:

(a) the oil, gas and mineral leases, mineral servitudes, subleases, farmouts, royalties, operating rights, area of mutual interest rights, and/or other mineral properties and/or mineral rights and assignments of such mineral rights which are described in Exhibit A, attached hereto and made a part hereof;

(b) without limitation ofthe foregoing, all other right, title and interest of Mortgagor, of whatever kind or character (whether now owned or hereafter acquired by operation of law or otherwise) in and to (i) the oil, gas and/or mineral leases or other agreements described in Exhibit A hereto, (ii) the lands described or referred to in Exhibit A (or described in any of the instruments described or referred to in Exhibit A), without regard to any limitations as to specific undivided interests, lands or depths that may be set forth in Exhibit A hereto or in any of the leases or other agreements described in Exhibit A hereto;

(c) all of Mortgagor’s right, title and interest (whether now owned or hereafter acquired by operation of law or otherwise) in and to all presently existing and hereafter created oil, gas and/or mineral unitization, pooling and/or communitization agreements, declarations and/or orders, and in and to the properties, rights and interests covered and the units created thereby (including, without limitation, units formed under orders, rules, regulations or other official acts of any federal, state or other authority having jurisdiction), which cover, affect or otherwise relate to the properties, rights and interests described in clause (a) above and described on Exhibit A;

(d) all of Mortgagor’s right, title and interest (whether now owned or hereafter acquired by operation of law or otherwise) in and to all easements, servitudes, rights-of-way, surface leases, licenses, permits and other surface or subsurface rights, which are now or hereafter used, or held for use, in connection with the properties, rights and interests described in clause (a), (b) or (c) above, or in connection with the operation of such properties, rights and interests, or in connection with the treating, handling, storing, processing, transporting or marketing of oil, gas, other hydrocarbons, or other minerals produced from (or allocated to) such properties, rights and interests described on Exhibit A;

(e) all rights, estates, powers and privileges appurtenant to the foregoing rights, interests and properties; and

(f) all extensions, renewals and corrections of any of the foregoing.

“Mortgage” means this Mortgage, Collateral Assignment, Security Agreement and Financing Statement, as amended or supplemented from time to time.

“Mortgaged Property” has the meaning set forth in Section 2.1 (“Hypothecation”) of this Mortgage.

“Note” shall mean the promissory note in the principal amount of $4,800,000.00 made and subscribed by the Borrower to the order of the Lender, together with any renewal or refinancing note or notes delivered in substitution therefor or other amendments, supplements, renewals or restatements thereto.

“Other Proceeds” has the meaning set forth in Section 2.3 (“Assignment”) of this Mortgage.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.

“Proceeds” means all “proceeds” (as defined in the UCC), including without limitation cash and non-cash proceeds of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, Collateral, including without limitation all claims ofthe Mortgagor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral, and including proceeds of all such proceeds, in each case whether now existing or hereafter arising.

“Proceeds of Runs” has the meaning set forth in Section 2.3 (“Assignment”) of this Mortgage.

“Production Proceeds” has the meaning set forth in Section 2.3 (“Assignment”) of this Mortgage.

“Security Interests” means the security interests in the Collateral granted hereunder securing the Indebtedness.

“UCC” means the Uniform Commercial Code, Commercial Laws. Secured Transactions (Louisiana Revised Statutes 10:9-101 through 9-710) in the State of Louisiana, as amended from time to time; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Louisiana, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

ARTICLE 2

LIENS AND SECURITY INTERESTS

Section 2.1 Hypothecation. (a) In order to secure the full and punctual payment and performance of all present and future Indebtedness, the Mortgagor does by these presents specially mortgage, affect, hypothecate, pledge and assign unto and in favor of the Lender, to inure to the use and benefit ofthe Lender, all of Mortgagor’s right, title and interest in and to the following described property, to-wit:

(1) The Mineral Properties, together with all rents, issues, profits, products and proceeds, whether now or hereafter existing or arising, from the Mineral Properties.

(2) The Mortgagor’s rights in the improvements and other constructions now or hereafter located on the Mineral Properties, including without limitation the Equipment, to the extent (i) any such property should constitute or be deemed to constitute immovable property for the purposes of Louisiana law, including without limitation any buildings, platforms, structures, towers, rigs or other immovable property or component parts thereof, or (ii) any such property is otherwise susceptible of mortgage pursuant to Louisiana Civil Code Article 3286 or Louisiana Mineral Code Article 203.

The descriptions of the Mineral Properties contained in Exhibit A are amplified by the explanations contained in Exhibit 1 attached hereto and made a part hereof.

All of the foregoing property and rights covered by and subject to this Mortgage are herein collectively referred to as the “Mortgaged Property.”

SUBJECT, however, the condition that the Lender shall not be liable in any respect for the performance of any covenant or obligation of the Mortgagor in respect of the Mortgaged Property.

The Mortgaged Property is to remain so specially mortgaged, affected and hypothecated unto and in favor of Lender until the full and final payment or discharge of the Indebtedness, and Mortgagor is herein and hereby bound and obligated not to sell or alienate the Mortgaged Property to the prejudice of this act.

(b) In the event that the Mortgagor acquires (by operation of law or otherwise) additional undivided interests in some or all of the Mineral Properties, this Mortgage shall automatically encumber such additions or increases to the Mortgagor’s interest in the Mineral Properties without need of further act or document. Further, in the event the Mortgagor becomes the owner of an interest in any part of the land described either in Exhibit A or in the documents described in Exhibit A or otherwise subject to or covered by the Mineral Properties, this Mortgage shall automatically encumber such ownership interest of the Mortgagor without need of further act or document.

Section 2.2 The Security Interests. In order to secure the full and punctual payment and performance of all present and future Indebtedness, the Mortgagor hereby grants to the Lender a continuing security interest in and to all right, title and interest of the Mortgagor in, to and under the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located:

(1) the Mineral Properties;

(2) the Accounts;

(3) the Hydrocarbons, together with all liens and security interests securing payment of the proceeds of the Hydrocarbons, including, but not limited to, those liens and security interests provided for under (i) statutes, rules, orders or regulations enacted in the jurisdictions in which the Mortgaged Properties are located, or (ii) statutes, rules, orders or regulations made applicable to the Mortgaged Properties under federal law (or some combination of federal and state law);

(4) the Equipment;

(5) the General Intangibles (including the Contracts);

(6) the Collateral Account, all cash deposited therein from time to time, and other monies and property of any kind of the Mortgagor in the possession or under the control ofthe Lender;

(7) the Instruments;

(8) the Inventory;

(9) the Investment Property;

(10) all engineering, seismic, reserve, production, accounting, title and legal data, reports and information and all books and records in any form (including, without limitation, customer lists, credit files, computer programs, tapes, disks, punch cards, data processing software, transaction files, master files, printouts and other computer materials and records) of the Mortgagor pertaining to any of the Mineral Properties or Collateral; and

(11) all Proceeds and products of all or any of the Collateral described in clauses 1 through 10 hereof.

The term “Collateral” means each and all of the items and property rights described in clauses 1-11 above, together with the Mortgaged Property and the Proceeds Of Runs.

Section 2.3 Assignment. (a) To further secure the full and punctual payment and performance of all present and future Indebtedness, up to the maximum amount outstanding at any time and from time to time set forth in Section 2.5 (“Maximum Amount”) below, the

Mortgagor does hereby absolutely, irrevocably and unconditionally pledge, pawn, assign, transfer and assign to the Lender:

(i) all Hydrocarbons and all monies which accrue to the Mortgagor’s interest in the Mineral Properties (regardless of whether such monies accrued, and/or the events which give rise to such accrual occurred, on or before or after the date hereof) and all present and future rents therefrom (which rents include without limitation all royalties, delay rentals, shut-in payments and other payments which are rentals under Title 31 of the Louisiana Revised Statutes) and all proceeds of the Hydrocarbons (which proceeds include without limitation all payments for Hydrocarbons not yet delivered, such as those received pursuant to “take or pay” arrangements) and of the products obtained, produced or processed from or attributable to the Mineral Properties now or hereafter (herein collectively referred to as the “Production Proceeds”) and

(ii) all other monies which accrue to Mortgagor’s interest in the Mineral Properties, and all present and future rents therefrom, which rents include, without limitation, all royalties, delay rentals, shut-in payments and similar payments (herein collectively called the “Other Proceeds”).

The Mortgagor hereby authorizes and directs all purchasers of any Hydrocarbons and all other obligors of Production Proceeds and Other Proceeds (herein collectively called “Proceeds of Runs”) to pay and deliver to Lender, upon request therefor by Lender, all of the Proceeds of Runs accruing to the Mortgagor’s interest without further inquiry as to the rights ofthe Lender to receive the same. The Mortgagor agrees that such obligors shall have no responsibility to see to the application of any funds so paid to Lender.

(b) Mortgagor constitutes and appoints Lender as Mortgagor’s special attorney-in-fact (with full power of substitution, either generally or for such periods or purposes as Lender may from time to time prescribe) in the name, place and stead of Mortgagor to do any and every act and exercise any and every power that Mortgagor might or could do or exercise personally with respect to all Hydrocarbons and Proceeds of Runs (the same having been assigned by Mortgagor to Lender pursuant to Section 2.3(a) hereof), expressly inclusive, but not limited to, the right, power and authority to:

(1) execute and deliver in the name of Mortgagor any and all transfer orders, division orders, letters in lieu of transfer orders, indemnifications, certificates and other instruments of every nature that may be requested or required by any purchaser of Hydrocarbons from any of the Mortgaged Properties for the purposes of effectuating payment of the Production Proceeds to Lender or which Lender may otherwise deem necessary or appropriate to effect the intent and purposes ofthe assignment contained in Section 2.3(a); and

(2) if under any product sales agreements other than division orders or transfer orders, any Production Proceeds are required to be paid by the purchaser to Mortgagor so that under such existing agreements payment cannot be made of such Production Proceeds to

Lender, to make, execute and enter into such sales agreements or other agreements as are necessary to direct Production Proceeds to be payable to Lender;

giving and granting unto said attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever necessary and requisite to be done as fully and to all intents and purposes, as Mortgagor might or could do if personally present. Mortgagor shall be bound thereby as fully and effectively as if Mortgagor had personally executed, acknowledged and delivered any of the foregoing certificates or documents. The powers and authorities herein conferred upon Lender may be exercised by Lender through any person who, at the time of the execution of the particular instrument, is an officer of Lender. The power of attorney herein conferred is granted for valuable consideration and hence is coupled with an interest and is irrevocable so long as the Indebtedness, or any part thereof, shall remain unpaid. All persons dealing with Lender or any substitute shall be fully protected in treating the powers and authorities conferred by this paragraph as continuing in full force and effect until advised by Lender that all the Indebtedness is fully and finally paid. Lender may, but shall not be obligated to, take such action as it deems appropriate in an effort to collect the Production Proceeds and any reasonable expenses (including reasonable attorney’s fees) so incurred by Lender shall be a demand obligation of Mortgagor (which obligation the Mortgagor expressly promises to pay) owing by the Mortgagor to Lender and shall bear interest, from the date expended until paid, at the rate described in Section 4.8 (“Advances by Lender”) hereof.

(c) Anything contained in this Section 2.3 above notwithstanding, so long as Mortgagor is not in Default, Lender shall have no right to collect and receive any Proceeds of Revenue from any obligator or purchaser.

Section 2.4 Condemnation. The Mortgagor hereby assigns to the Lender any and all awards that may be given or made in any proceedings by any legally constituted authority to condemn or expropriate the Collateral, or any part thereof, under power of eminent domain, and if there is such a condemnation or expropriation and Mortgagor is in Default, the Lender may, at its election, either pay the net proceeds thereof toward the payment ofthe Indebtedness or pay the net proceeds thereof to the Mortgagor, provided, that so long as Mortgagor is not in Default, Lender shall have no right to the proceeds of any condemnation or expropriation.

Section 2.5 Maximum Amount. (a) The maximum amount of the Indebtedness that may be outstanding at any time and from time to time that this Mortgage secures, including without limitation as a mortgage and as a collateral assignment, and including any Advances made and included within the Indebtedness, is twenty million ($20,000,000.00) dollars.

(b) The Mortgagor acknowledges that this Mortgage secures all Indebtedness under or pursuant to the Loan Agreement, the Note, this Mortgage or the other Collateral Documents, whether such loans or advances made or incurred by the Lender are optional or obligatory by the Lender. This Mortgage is and shall remain effective, even though the amount of the Indebtedness may now be zero or may later be reduced to zero, until all of the amounts, liabilities and obligations, present and future, comprising the Indebtedness have been incurred and are extinguished. When no Indebtedness secured by this Mortgage exists and the Lender is not bound to permit any Indebtedness to be incurred, this Mortgage may be terminated by the Mortgagor upon thirty (30) days prior written notice sent by the Mortgagor to the Lender in accordance with the provisions of this Mortgage, and Lender shall provide Mortgagor with written, recordable, evidence of termination within said thirty (30) day period.

Section 2.6 Delivery of Transfer Orders. Independent of the other provisions and authorities herein granted, the Mortgagor agrees to execute and deliver any and all transfer orders, letters in lieu thereof division orders and other instruments that may be requested by Lender or that may be required by any purchaser of any Hydrocarbons for the purpose of effectuating payment of the Proceeds of Runs to Lender to the extent that said Proceeds are payable to Lender under the terms of this Mortgage. If under any existing sales agreements, other than division orders or transfer orders, any Proceeds of Runs are required to be paid by the purchaser to the Mortgagor so that under such existing agreements payment cannot be made of such Proceeds of Runs to Lender, the Mortgagor’s interest in all Proceeds of Runs under such sales agreements and in all other Proceeds of Runs which for any reason may be paid to the Mortgagor shall, when received by the Mortgagor, constitute trust funds in the Mortgagor’s hands and shall be immediately paid over to Lender.

Section 2.7 Change of Purchaser. If Lender is entitled to Proceeds of Runs under terms of this Mortgage, should any Person now or hereafter purchasing or taking Hydrocarbons fail to make payment to Lender of the Proceeds of Runs within 30 days of when due, Lender shall have the right to make, or to require the Mortgagor to make, a change of connection and the right to designate or approve the purchaser with whose facilities a new connection shall be made, and Lender shall have no liability or responsibility in connection therewith so long as ordinary care is used in making such designation.

Section 2.8 Payment of Proceeds. Until such time as Lender is entitled to receive Proceeds of Runs under the terms of this Mortgage, the purchasers or other Persons obligated to make such payment shall continue to make payment to the Mortgagor. Should Lender become entitled to receive payment of the Proceeds of Runs, Lender shall make written demand upon said Purchaser that payment be made direct to the Lender. Said written demand shall recite that Mortgagor is in Default. Any failure to notify such purchasers or other Persons shall not in any way waive, remit or release the right of the Lender to receive any payments not theretofore paid over to the Mortgagor before the giving of written notice. In this regard, in the event payments are made direct to the Lender, and then, at the request of the Lender payments are, for a period or periods of time, paid to the Mortgagor, the Lender shall nevertheless have the right, effective upon written notice, to require future payments be again made to it.

Section 2.9 Limitation of Liability. The Lender and its successors and assigns are hereby absolved from all liability for failure to enforce collection of the Proceeds of Runs and from all other responsibility in connection therewith, except the responsibility of each to account (by application upon the Indebtedness or otherwise) to the Mortgagor for funds actually received. The Mortgagor agrees to indemnify and hold harmless Lender against any and all liabilities, actions, claims, judgments, costs, charges and attorneys’ fees by reason of the assertion that such parties received, either before or after payment and performance in full of the Indebtedness, funds from the production of Hydrocarbons or the Proceeds of Runs claimed by third persons (and/or funds attributable to sales of production which (i) were made at prices in excess of the maximum price permitted by or (ii) were otherwise made in violation of laws, rules, regulations and/or orders governing such sales), and the Lender shall have the right to defend against any such claims or actions, employing attorneys of Lender’s own selection and if not furnished with indemnity satisfactory to them, the Lender shall have the right to compromise and adjust any such claims, actions and judgments, and in addition to the rights to be indemnified as herein provided, all amounts paid by the Lender in compromise, satisfaction or discharge of any such claims, actions or judgments, and all court costs, attorneys’ fees and other expenses of every character expended by the Lender pursuant to the provisions of this Section shall be a demand obligation (which obligation the Mortgagor hereby expressly promises to pay) owing by the Mortgagor to such parties and shall bear interest, from the date expended until paid, at the rate described in Section 4.8 (“Advances by Lender”) hereof. WITHOUT LIMITATION, IT IS THE INTENTION OF MORTGAGOR AND MORTGAGOR AGREES THAT THE FOREGOING RELEASES AND INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO ALL CLAIMS, DEMANDS, LIABILITIES, LOSSES, DAMAGES (INCLUDING WITHOUT LIMITATION CONSEQUENTIAL DAMAGES, CAUSES OF ACTION, JUDGMENTS, PENALTIES, COSTS AND EXPENSES AND FURTHER INCLUDING WITHOUT LIMITATION REASONABLE ATTORNEYS’ FEES AND EXPENSES, WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF STRICT LIABILITY OR OUT OF THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PARTY. However, such indemnities and releases shall not apply to any particular indemnified party (but shall apply to the other indemnified parties) to the extent the subject of the indemnification is caused by or arises out of the gross negligence or willful misconduct of such particular indemnified party.

Section 2.10 Duty to Perform. Nothing herein contained shall detract from or limit the obligation of the Mortgagor to make prompt payment of the Indebtedness at the time and in the manner provided herein and in the Loan Agreement, regardless of whether the Proceeds of Runs herein assigned are sufficient to pay same. The Mortgagor will do and perform every act required of it by this Mortgage at the time or times and in the manner specified.

Section 2.11 Limitation of Liability. The foregoing mortgage Liens and Security Interests are granted as security only and shall not subject the Lender to, or transfer or in any way affect or modify, any obligation or liability of the Mortgagor with respect to any of the Collateral or any transaction in connection therewith.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

The Mortgagor represents and warrants to the Lender that:

Section 3.1 Title. The Collateral (including without limitation the Mineral Properties) is accurately, completely, adequately and sufficiently described herein and in Exhibit A as required by all applicable laws for this Mortgage to create a Lien on all of the Collateral. The execution, delivery and performance of this Mortgage and the creation of the liens hereunder do not violate any provision of or constitute a default under any operating agreement or other instrument affecting or comprising any of the Collateral or to which the Mortgagor is a party. The Mortgagor represents and warrants to the Lender that (a) the Mineral Properties described in Exhibit A hereto are valid, subsisting leases and contracts, in full force and effect, (b) all producing wells located on the lands described in Exhibit A have been drilled, operated and produced in conformity with all applicable laws, rules and regulations of all regulatory authorities having jurisdiction, and are subject to no penalties on account of past production, and that such wells are in fact bottomed under and are producing from, and the well bores are wholly within, lands described in Exhibit A (or in the case of wells located on properties unitized therewith, such unitized properties), (c) the Mortgagor, to the extent of the interest specified in Exhibit A, has legal, valid and defensible title to each property right or interest constituting the Mineral Properties, subject to exceptions permitted by Section 6.2 of the Loan Agreement, and the respective operating interests and net revenue interests of the Mortgagor in and to the Hydrocarbons as set forth on Exhibit A hereto, and the Mortgagor’s percentage interests in the Mineral Properties, cash flow, net income and other distributions and in the cost of exploration, development and production, all as set forth in Exhibit A hereto, are true and correct in all material respects and accurately reflect the respective interests to which the Mortgagor is legally obligated or entitled, (d) the Mortgagor is not obligated, by virtue of any prepayment under any contract providing for the sale by the Mortgagor of Hydrocarbons which contains a “take or pay” clause or under any similar arrangement, to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor, and (e) no agreement, contract or instrument set forth in Exhibit A or Exhibit B contains any provision which would prevent the practical realization of the benefits of this Mortgage as to the Collateral. With respect to all wells existing on the date hereof, such shares of production and expenses are not subject to change (pursuant to non-consent provisions of operating agreements described in Exhibit A or Exhibit B or otherwise) except, and only to the extent that, such changes are expressly described in Exhibit A. The Mortgagor will warrant and forever defend the Collateral unto the Lender against every person whomsoever lawfully claiming the same or any part thereof except persons claiming under encumbrances of record permitted by Section 6.2 of the Loan Agreement, and will maintain and preserve the Lien hereby created so long as any of the Indebtedness remains unpaid.

Section 3.2 Rents, Royalties. All rents, royalties and other payments (except for those which are being contested in good faith and by appropriate proceedings and for which the Mortgagor has established adequate reserves and so long as the payment of same is not a condition to be met in order to maintain an oil, gas and/or other mineral lease or other agreement in force) due and payable under the Mineral Properties which are productive of oil and/or gas (or are included in units productive of oil and/or gas) and all other oil, gas and/or mineral leases, contracts and other agreements forming a part of the Mortgaged Property, have been and are being properly and timely paid, and the Mortgagor is not in default with respect to any obligations (and the Mortgagor is not aware of any default by any third party with respect to such third party’s obligations) under such leases, contracts and other agreements, or otherwise attendant to the ownership or operation of the Collateral, where such default could adversely affect the ownership or operation of the Collateral to which such obligations relate. The Mortgagor is not currently accounting (and does not anticipate accounting) for any royalties, or overriding royalties or other payments out of production, on a basis (other than delivery in kind) where such payments are based other than on proceeds received by Mortgagor from sale; the Mortgagor has advised the Lender in writing of situations, if any, where a contingent liability to so account may exist.

Section 3.3 No Limitations on Payments for Production. Except as otherwise specifically disclosed to the Lender in writing with respect to any particular part of the Mineral Properties, (i) neither Mortgagor, nor its predecessors in title, have received prepayments (including, but not limited to, payments for gas not taken pursuant to “take or pay” arrangements) for any Hydrocarbons produced or to be produced from the Mineral Properties after the date hereof; (ii) none of the Mineral Properties is subject to any contractual or other arrangement whereby payment for production is to be deferred for a substantial period after the month in which such production is delivered (i.e., in the case of oil not in excess of sixty (60) days, and in the case of gas not in excess of ninety (90) days); (iii) none of the Mineral Properties is subject to any contractual, or other, arrangement for the sale of crude oil which cannot be cancelled on ninety (90) days (or less) notice, and none of the Mineral Properties is subject to a gas sales contract which contains terms which are not customary in the industry; (iv) none of the Mineral Properties is subject at the present time to any regulatory refund obligation and, to the best of Mortgagor’s knowledge, no facts exist which might cause the same to be imposed; (v) none of the Mineral Properties is subject to an arrangement or agreement under which any purchaser or other Person is entitled to “make-up” or otherwise receive deliveries of Hydrocarbons at any time after the date hereof without paying at such time the full contract price therefor; and (vi) no Person is entitled to receive any portion of the interest of the Mortgagor in any Hydrocarbons or to receive cash or other payments from the Mortgagor to “balance” any disproportionate allocation of Hydrocarbons under any operating agreement, gas balancing and storage agreement, gas processing or dehydration agreement, or other similar agreements.

Section 3.4 Pricing. The prices being received for the production of Hydrocarbons do not violate any Contract, law or regulation. Where applicable, all of the wells located on the Mineral Properties and production of Hydrocarbons therefrom have been properly classified under appropriate governmental regulations.

Section 3.5 Consents and Preferential Rights. There are no preferential purchase rights held by third parties affecting any part of the Collateral, or rights of third parties to prohibit the pledge or mortgage to Lender of any part of the Collateral without the consent of such third parties.

Section 3.6 No Inconsistent Agreements. The Mortgagor has not performed any acts or signed any agreements which might prevent the Lender from enforcing any of the terms of this Mortgage or which would limit the Lender in any such enforcement.

Section 3.7 Status of Contracts. All material Contracts in effect on the date hereof are specifically listed or Exhibit A or Exhibit B hereof. All of the Contracts and obligations of the Mortgagor that relate to the Mineral Properties (i) are in full force and effect and constitute legal, valid and binding obligations of the Mortgagor, and (ii) neither the Mortgagor nor, to the knowledge of the Mortgagor, any other party to the Contracts (a) is in breach of or default, or with the lapse of time or the giving of notice, or both, would be in breach or default, with respect to any of its obligations thereunder or (b) has given or threatened to give notice of any default under or inquiry into any possible default under, or action to alter, terminate, rescind or procure a judicial reformation of any Contract.

Section 3.8 Accounts. The Accounts represent bona fide obligations of the respective account debtors, which obligations are free and clear of any set off, compensation, counterclaim, defense, allowance or adjustment other than discounts for prompt payment shown on the invoice, and arose in the ordinary course of the Mortgagor’s business.

Section 3.9 Status of Equipment. To the best of the Mortgagor’s knowledge, the Equipment, fixtures and other tangible personal property forming a part of the Collateral are in good repair and condition and are adequate for the normal operation of the Collateral in accordance with prudent industry standards; all of such Collateral is located on the Mineral Properties, except for that portion thereof which is located elsewhere (including that usually located on the Mineral Properties but now temporarily located elsewhere) in the course of the normal operation of the Mineral Properties.

Section 3.10 UCC Information. The chief executive office of the Mortgagor has been continuously located within the State of Texas from and after its formation. Mortgagor was formed as a legal entity after July 1, 2001. The exact name of the Mortgagor is set forth on the cover page of this Mortgage.

ARTICLE 4

COVENANTS

Section 4.1 Insurance and Notice. The Mortgagor will procure and maintain for the benefit of the Lender original paid-up insurance policies against such liabilities, casualties, risks and contingencies, in such amounts and form and substance, with such financially sound and reputable companies, and with such expiration dates, as are acceptable to the Lender, and containing a non-contributory standard mortgagee clause or its equivalent in favor of the Lender. The Mortgagor will at all times maintain costs of regaining control of well insurance or similar insurance to the extent customary in the industry in the pertinent area of operations. Each policy shall contain an agreement by the insurer not to cancel or amend the policy without giving the Lender at least thirty (30) days prior written notice of its intention to do

so. Upon request of the Lender, the Mortgagor will furnish or cause to be furnished to the Lender from time to time a summary of the insurance coverage of the Mortgagor in form and substance satisfactory to the Lender and if requested will furnish the Lender original certificates of insurance and/or copies of the applicable policies and all renewals thereof. In the event the Mortgagor should, for any reason whatsoever, fail to keep the corporeal (tangible) Collateral or any part thereof so insured, or to keep said policies so payable, or fail to deliver to the Lender the original or certified policies of insurance and the renewals therefor upon demand, then the Lender, if it so elects, may itself have such insurance effected in such amounts and with such companies as it may deem proper and may pay the premiums therefor (as an Advance as defined hereinbelow). The Mortgagor will notify the Lender immediately in writing of any material blowout, fire or other casualty to or accident involving the Mortgaged Property, the Equipment or the Hydrocarbons, whether or not such blowout, fire, casualty or accident is covered by insurance. The Mortgagor will promptly further notify the Mortgagor’s insurance company and to submit an appropriate claim and proof of claim to the insurance company if such a casualty or accident occurs. In the event of any loss on any of such policies while Mortgagor is in Default, the Lender may, at its election, either apply the net proceeds thereof toward the payment of the Indebtedness or pay the net proceeds thereof to the Mortgagor, either wholly or in part, and under such conditions as the Lender may determine to enable the Mortgagor to repair or restore the Collateral. So long as Mortgagor is not in Default, the net proceeds of any loss on any insurance policy shall be paid to Mortgagor to repair or restore the collateral or to pay the Indebtedness at Mortgagor’s election.

Section 4.2 Operation of the Mortgaged Property. Whether or not the Mortgagor is the operator of the Mortgaged Property, the Mortgagor will, at the Mortgagor’s own expense, (a) do all things necessary to keep unimpaired the Mortgagor’s rights in the Mortgaged Property (subject to any permitted abandonment provisions hereinbelow), (b) cause the lands described in Exhibit A to be maintained, developed, protected against drainage, and continuously operated for the production of hydrocarbons in a good and workmanlike manner as would a prudent operator, and in accordance with generally accepted practices in the field where the Mortgaged Properties are located and applicable operating agreements, and (c) cause to be paid, promptly as and when due and payable, all rentals and royalties payable in respect of the Mortgaged Property, and all expenses incurred in or arising from the operation or development of the Mortgaged Property. The Mortgagor will observe and comply with all terms and provisions, express or implied, of the Mineral Properties, and all agreements and contracts of any type relating to the Mortgaged Property, in order to keep the same in full force and effect, including, without limitation, maintenance of productive capacity of each well or unit comprising the Mortgaged Property, and will not, without the prior written consent of the Lender, surrender, abandon or release (or otherwise reduce its rights under) any such lease, in whole or in part, so long as any well situated thereon (whether or not such well is located on the Mineral Properties), or located on any unit containing all or any part of such leases, is capable (or is subject to being made capable through drilling, reworking or other operations which it would be economically feasible to conduct) of producing hydrocarbons in commercial quantities (as determined without considering the effect of this Mortgage but considering the cost of such drilling, reworking and other operations); provided, however, that the Mortgagor may, to the extent expressly required by the terms of any such lease under a “Pugh clause” or similar provision, or to the extent otherwise required by law, confirm to the lessor thereof that the lease has by its terms terminated as to any specified portion thereof on which no such well exists. Without the express prior written consent of the Lender, Mortgagor will not abandon or consent to the abandonment of any well producing from the Mortgaged Property (or properties unitized therewith) so long as such well is capable (or is subject to being made capable through drilling, reworking or other operations which it would be commercially feasible to conduct) of producing hydrocarbons in commercial quantities (as determined without considering the effect of this Mortgage but considering the cost of such drilling, reworking and other operations). The Mortgagor will not without the express prior written consent of the Lender elect not to participate in a proposed operation on the Mortgaged Property where the effects of such election would be the forfeiture either temporarily (i.e., until a certain sum of money is received out of the forfeited interest) or permanently of any interest in the Mortgaged Property.

Section 4.3 Pooling and Unitization. The Mortgagor has the right, and is hereby authorized, to pooi or unitize all or any part of any tract of land described in Exhibit A, insofar as relates to the Mortgaged Property, with adjacent lands, leaseholds and other interests, when, in the reasonable judgment of the Mortgagor, it is necessary or advisable to do so in order to form a drilling unit to facilitate the orderly development of that part of the Mortgaged Property affected thereby, or to comply with the requirements of any law or governmental order or regulation relating to the spacing of wells or proration of the production therefrom; provided, however, that the Hydrocarbons produced from any unit so formed shall be allocated among the separately owned tracts or interests comprising the unit in proportion to the respective surface areas thereof; and provided further that the Mortgagor is not be entitled to form any such unit without the written consent of the Lender (which consent shall not be unreasonably withheld) if the effect of such formation would be to decrease the amount of Hydrocarbons which would be subject to this Mortgage. Any unit so formed may relate to one or more zones or horizons, and a unit formed for a particular zone or horizon need not conform in area to any other unit relating to a different zone or horizon, and a unit formed for the production of oil need not conform in area with any unit formed for the production of gas. Immediately after formation of any such unit, the Mortgagor shall furnish to the Lender a true copy of the pooling agreement, declaration of pooling or other instrument creating such unit, in such number of counterparts as the Lender may reasonably request. The interest in any such unit attributable to the Mortgaged Property (or any part thereof) included therein shall become a part of the Mortgaged Property and shall be subject to the Lien hereof in the same manner and with the same effect as though such unit and the interest of the Mortgagor therein were specifically described in Exhibit A. The Mortgagor may enter into pooling or unitization agreements not hereinabove authorized only with the prior written consent of the Lender.

Section 4.4 Contracts. The Mortgagor will not enter into any operating agreement or other Contract which materially adversely affects the Collateral or the Mineral Properties, or which is not in the ordinary course of business. The Mortgagor will promptly take all action necessary to enforce or secure the observance or performance of any term, covenant, agreement or condition to be observed or performed by third parties under any Contract, or any part thereof, or to exercise any of its rights, remedies, powers and privileges under any Contract, all in accordance with the respective terms thereof The Mortgagor will not do or permit anything to be done to the Collateral that may violate the terms of any insurance covering the Collateral or any part thereof

Section 4.5 Filing. The Mortgagor agrees that a carbon, photographic, facsimile, photostatic or other reproduction of this Mortgage or of a financing statement is sufficient as a financing statement. This Mortgage may be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Collateral, and shall also be effective as the financing statement covering as extracted collateral and minerals or the like (including oil and gas) and other substances of value that may be extracted or severed from the earth and accounts related thereto. The mailing address of the Mortgagor and the address of the Lender from which information concerning the Security Interests evidenced hereunder may be obtained are the respective addresses of the Mortgagor and the Lender set forth in Article 6. The Mortgagor shall pay all costs of or incidental to the recording or filing this Mortgage and of any financing, amendment, continuation, termination or other statements concerning the Collateral.

Section 4.6 Collateral Indemnity. If the validity or priority of this Mortgage or any rights, security interests or other interests created or evidenced hereby shall be attacked, endangered or questioned or if any legal proceedings are instituted with respect thereto, the Mortgagor will give prompt written notice thereof to the Lender and at the Mortgagor’s own cost and expense will take commercially reasonable steps to cure any defect that may be developed or claimed, and to defend such legal proceedings, and the Lender (whether or not named as a party to legal proceedings with respect thereto) is hereby authorized and empowered to take such additional steps as are commercially reasonable for the defense of any such legal proceedings or the protection of the validity or priority of this Mortgage and the rights, security interests and other interests created or evidenced hereby, and all reasonable expenses so incurred shall be considered Advances as provided in Section 4.8 (“Advances by Lender”) hereof, and shall be a part of the Indebtedness.

Section 4.7 Taxation of Mortgage. In the event that any governmental authority shall impose any taxation of mortgages or the indebtedness they secure, the Mortgagor agrees to pay such governmental taxes, assessments or charges either to the governmental authority or to the Lender, as provided by law.

Section 4.8 Advances by Lender. Should the Mortgagor fail to pay same within ten (10) business days of written demand, the Mortgagor authorizes the Lender in the Lender’s discretion to advance any sums necessary for the purpose of paying (i) insurance premiums, (ii) taxes, forced contributions, service charges, local assessments and governmental charges, (iii) any Liens or encumbrances affecting the Collateral (whether superior or subordinate to the Lien of this Mortgage) not permitted by this Mortgage or the Loan Agreement, (iv) necessary repairs and maintenance expenses or (v) any other amounts which are covered by the Loan Agreement or which the Lender deems necessary and appropriate to preserve the validity and ranking of this Mortgage, to cure any Defaults or to prevent the occurrence of any

Default, or otherwise authorized by this Mortgage (collectively, the “Advances”) of whatever kind; provided, however, that nothing herein contained shall be construed as making such Advances obligatory upon Lender, or as making Lender liable for any loss, damage, or injury resulting from the nonpayment thereof The Mortgagor covenants and agrees that within five (5) days after demand therefor by the Lender, the Mortgagor will repay the Advances to the Lender, together with interest thereon at the rate provided in the Loan Agreement and the Note from the date incurred. All such Advances (and interest) shall be included in the Indebtedness secured hereby, subject to the maximum amount of the Indebtedness set forth above in Section 2.5 (“Maximum Amount”).

ARTICLE 5

DEFAULT AND REMEDIES

Section 5.1 Events of Default. Any of the following events shall be considered an “Event of Default” as that term is used herein:

(a) Principal and Interest Payments. The Borrower fails to make payment when due of any principal or interest installment on the Note or any other Indebtedness to the Lender.

(b) Loan Agreement. The occurrence of an Event of Default as defined in the Loan Agreement.

Section 5.2 Remedies. (a) Upon the occurrence of any Event of Default, the Lender may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against the Mortgagor and in and to the Collateral, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as the Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of the Lender: (i) institute proceedings for the complete foreclosure of this Mortgage in which case the Collateral or any part thereof may be sold for cash or upon credit in one or more portions; or (ii) to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Mortgage for the portion of the Indebtedness then due and payable, subject to the continuing Lien of this Mortgage for the balance of the Indebtedness not then due; or (iii) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained in this Mortgage or the Loan Agreement; or (iv) recover judgment on the Note either before, during or after any proceedings for the enforcement of this Mortgage; or (v) apply for the appointment of a trustee, receiver, liquidator or conservator of the Collateral, without regard for the adequacy of the security for the Indebtedness and without regard for the solvency of the Mortgagor or of any person, firm or other entity liable for the payment of the Indebtedness; or (vi) pursue such other remedies as the Lender may have under applicable law.

(b) The proceeds or avails of any sale made under or by virtue of this Section, together with any other sums which then may be held by the Lender under this Mortgage,

whether under the provisions of this Section or otherwise, shall be applied to the Indebtedness in such manner as the Lender, in its sole discretion, shall determine.

(c) Upon any sale made under or by virtue of this Section, the Lender may bid for and acquire the Collateral or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Indebtedness the net sales price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which the Lender is authorized to deduct under this Mortgage.

Section 5.3 Collateral Account. Upon an Event of Default the Lender shall have the right to require the Mortgagor to use a lockbox account (the “Collateral Account”) at a bank selected by Lender. Upon an Event of Default the Collateral Account shall be subject to access and withdrawal by the Lender only. Payments due and payable on the Note may be debited from the Collateral Account. Upon an Event of Default payments (in the form of checks, drafts, cash or otherwise) received by the Mortgagor (and not paid directly to Lender) in satisfaction, in whole or in part, of any Proceeds of Runs, Accounts or General Intangibles (or Proceeds therefrom) of the Mortgagor shall be deposited by the Mortgagor in the Collateral Account. The Mortgagor will deposit for credit to the Collateral Account all such items of payment and remittances within two (2) business days of the receipt thereof, and shall not commingle any such items of payment and remittances with any of the Mortgagor’s other property. Funds in the Collateral Account shall be subject to a security interest in favor of the Lender to secure the Indebtedness, and the Lender may apply or cause to be applied (subject to collection) any or all of the balance from time to time standing in the Collateral Account against any amounts then due and payable under the Indebtedness in such order as determined by the Lender.

Section 5.4 General Authority. The Mortgagor hereby irrevocably appoints the Lender its agent and attorney in fact, with full power of substitution, in the name of the Mortgagor or the Lender, for the sole use and benefit of the Lender, but at the Mortgagor’s expense, to exercise, at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

(i) to endorse the name of the Mortgagor upon any check, draft or other instrument payable to the Mortgagor evidencing payment upon any Accounts or General Intangible,

(ii) to notify postal service authorities to change the address for delivery of the assigned payments of Collateral to a “lockbox” address designated and controlled by the Lender, and to receive, open and dispose of assigned payments of Collateral addressed to the Mortgagor,

(iii) to demand, sue for, collect, receive and give acquittance for any and all Accounts and other monies due or to become due for or as Collateral or by virtue thereof,

(iv) to settle, compromise, compound, prosecute or defend any action or proceeding with respect to any of the Collateral, and

(v) to extend the time of payment of any or all of the Collateral and to make any allowance and other adjustments with reference thereto.

The aforesaid mandate and power of attorney, being coupled with an interest, is irrevocable so long as any of the Indebtedness remain outstanding.

Section 5.5 Accounts and Contracts. While an Event of Default has occurred and is continuing, (i) the Mortgagor will make no material change to the terms of any Account or Contract without the prior written permission of the Lender, and (ii) the Mortgagor upon request of the Lender will promptly notify (and the Mortgagor hereby authorizes the Lender so to notify) each account debtor in respect of any Account or General Intangible that such Collateral has been assigned to the Lender hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Lender or its designee.

Section 5.6 Sale. Upon the occurrence of an Event of Default, the Lender may exercise all rights of a secured party under the UCC and other applicable law (including the Uniform Commercial Code as in effect in another applicable jurisdiction) and, in addition, the Lender may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, (i) withdraw all cash in the Collateral Account and apply such cash and other cash, if any, then held by it as Collateral against the Indebtedness or (ii) sell the Collateral or any part thereof at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as the Lender may deem satisfactory. The Lender may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). The Mortgagor will execute and deliver such documents and take such other action as the Lender deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Lender shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Mortgagor which may be waived, and the Mortgagor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The Mortgagor agrees that ten (10) days prior written notice of the time and place of any sale or other intended disposition of any of the Collateral constitutes “reasonable notification” within the meaning of the UCC, except that shorter or no notice shall be reasonable as to any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. The notice (if any) of such sale shall (1) in case of a public sale, state the time and place fixed for such sale, and (2) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Lender may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Lender may determine. The Lender shall not be obligated to make any such sale pursuant to any such notice. The Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Lender until the selling price is paid by the purchaser thereof, but the Lender shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice.

Section 5.7 Set-Off. Upon the occurrence of any Event of Default, the Lender shall have the right to set-off any funds of the Mortgagor in the possession of the Lender against any amounts then due by the Mortgagor to the Lender pursuant to the Mortgage.

Section 5.8 Confession of Judgment. For purposes of foreclosure under Louisiana executory process procedures, the Mortgagor hereby acknowledges the Indebtedness and confesses judgment in favor of Lender for the full amount of the Indebtedness.

Section 5.9 Expenses. The Mortgagor will pay all reasonable expenses, including but not limited to reasonable attorneys’ fees, incurred in connection with the full protection and preservation of, and foreclosure, collection or other realization of or on, the Collateral or this Mortgage, or in connection with the enforcement of any of the Mortgagor’s obligations or the Lender’s rights and remedies set forth herein, whether or not suit or any foreclosure proceedings are filed. All insurance expenses and all expenses of protecting, storing, warehousing, appraising, preparing for sale, handling, maintaining and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any federal, state or local authority on any of the Collateral, all expenses in respect of periodic appraisals and inspections of the Collateral to the extent the same may be requested from time to time, and all expenses in respect of the sale or other disposition thereof shall be borne and paid by the Mortgagor. All such expenses shall be treated as Advances as provided in Section 4.8 (“Advances by Lender”) hereof and thus included in the Indebtedness secured hereby.

Section 5.10 Keeper. In the event the Collateral, or any part thereof, is seized as an incident to an action for the recognition or enforcement of this Mortgage by executory process, ordinary process, sequestration, writ of fieri facias or otherwise, the Mortgagor and the Lender agree that the court issuing any such order shall, if petitioned for by Lender, direct the applicable sheriff to appoint as a keeper of the Collateral, the Lender or any agent designated by Lender or any person named by the Lender at the time such seizure is effected. This designation is pursuant to Louisiana Revised Statutes 9:5131 through 5135 and 9:5136 through 5140.2, as the same may be amended, and Lender shall be entitled to all the rights and benefits afforded thereunder. It is hereby agreed that the keeper shall be entitled to receive as compensation, in excess of its reasonable costs and expenses incurred in the administration or preservation of the Collateral, an amount equal to two percent of the gross revenues of the Collateral, which shall be included as Indebtedness secured by this Mortgage. The designation of keeper made herein shall not be deemed to require Lender to provoke the appointment of such a keeper.

Section 5.11 Waivers. The Mortgagor waives in favor of the Lender any and all homestead exemptions and other exemptions of seizure or otherwise to which Mortgagor is or may be entitled under the constitution and statutes of the State of Louisiana insofar as the Collateral is concerned. The Mortgagor further waives: (a) the benefit of appraisement as provided in Louisiana Code of Civil Procedure Articles 2332, 2336, 2723 and 2724, and all other laws conferring the same; (b) the demand and three days delay accorded by Louisiana Code of Civil Procedure Article 2721; (c) the notice of seizure required by Louisiana Code of Civil Procedure Articles 2293 and 2721; (d) the three days delay provided by Louisiana Code of Civil Procedure Articles 2331 and 2722; and (e) the benefit of the other provisions of Louisiana Code of Civil Procedure Articles 2331, 2722 and 2723, not specifically mentioned above.

Section 5.12 Authentic Evidence. Any and all declarations of facts made by authentic act before a notary public in the presence of two witnesses by a person declaring that such facts lie within his knowledge, shall constitute authentic evidence of such facts for the purpose of executory process. The Mortgagor specifically agrees that such an affidavit by a representative of the Lender as to the existence, amount, terms and maturity of the Indebtedness and of a default thereunder shall constitute authentic evidence of such facts for the purpose of executory process.

Section 5.13 Assemble Collateral. For the purpose of enforcing any and all rights and remedies under this Mortgage the Lender may (i) require the Mortgagor to, and the Mortgagor agrees that it will, at its expense and upon the request of the Lender, forthwith assemble all or any part of the Collateral as directed by the Lender and make it available at a place designated by the Lender which is, in its opinion, reasonably convenient to the Lender and the Mortgagor, whether at the premises of the Mortgagor or otherwise, and Lender shall be entitled to specific performance of this obligation, (ii) to the extent permitted by applicable law of this or any other state, enter, with or without process of law and without breach of the peace, any premise where any of the Collateral is or may be located, and without charge or liability to it seize and remove such Collateral from such premises, (iii) have access to and use the Mortgagor’s books and records relating to the Collateral, and (iv) prior to the disposition of the Collateral, store or transfer it without charge in or by means of any storage or transportation facility owned or leased by the Mortgagor, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent the Lender deems appropriate and, in connection with such preparation and disposition, use without charge any trademark, trade name, copyright, patent or technical process used by the Mortgagor.

Section 5.14 Limitation on Duty of Lender. Beyond the exercise of reasonable care in the custody thereof, the Lender shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon. The Lender shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouse man, carrier, forwarding agency, consignee or other agent or bailee selected by the Lender in good faith.

Section 5.15 Appointment of Agent. At any time or times, in order to comply with any legal requirement in any jurisdiction, the Lender may appoint a bank or trust company or one or more other Persons with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment.

ARTICLE 6

MISCELLANEOUS

Section 6.1 Notices. Any notice or demand which, by provision of this Mortgage, is required or permitted to be given or served to the Mortgagor and the Lender shall be deemed to have been sufficiently given and served for all purposes if made in accordance with the Loan Agreement to the following addresses:

If to Mortgagor:	NGS Sub. Corp.
820 Gessner, Suite 1340
Houston, Texas 77024

Attention: Robert S. Hlerlin

If to Lender:	Prospect Energy Corporation
10 East 40th Street, Suite 4400
New York, New York 10016

Attention: John Barry

Section 6.2 Amendment. Neither this Mortgage nor any provisions hereof may be changed, waived, discharged or terminated orally or in any manner other than by an authentic instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

Section 6.3 Invalidity. In the event that any one or more of the provisions contained in this Mortgage shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Mortgage.

Section 6.4 Waivers. No course of dealing on the part of the Lender, its officers, employees, consultants or agents, nor any failure or delay by the Lender with respect to exercising any of its rights, powers or privileges under this Mortgage shall operate as a waiver thereof

Section 6.5 Cumulative Rights. The rights and remedies of the Lender under this Mortgage and the Collateral Documents shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

Section 6.6 Titles of Articles, Sections and Subsections. All titles or headings to articles, sections, subsections or other divisions of this Mortgage or the exhibits hereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

Section 6.7 Singular and Plural. Words used herein in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular herein shall apply to such words when used in the plural where the context so permits and vice versa.

Section 6.8 Termination. Upon full and final payment and performance of the Indebtedness and the termination of the Loan Agreement, this Mortgage shall terminate, and the Lender shall pay to the Mortgagor all amounts then remaining in the possession of the Lender from collections on or proceeds of the Collateral. Upon request of the Mortgagor, the Lender shall execute and deliver to the Mortgagor at the Mortgagor’s expense such termination statements as the Mortgagor may reasonably request to evidence such termination.

Section 6.9 Successors and Assigns. (a) All covenants and agreements contained by or on behalf of the Mortgagor in this Mortgage shall bind its successors and assigns and shall inure to the benefit of the Lender and its successors and assigns.

(b) This Mortgage is for the benefit of the Lender and for such other Person or Persons as may from time to time become or be the holders of any of the Indebtedness, and this Mortgage shall be transferrable and negotiable, with the same force and effect and to the same extent as the Indebtedness may be transferrable, it being understood that, upon the transfer or assignment by the Lender of any of the Indebtedness, the legal holder of such Indebtedness shall have all of the rights granted to the Lender under this Mortgage. The Mortgagor specifically agrees that upon any transfer of all or any portion of the Indebtedness, this Mortgage shall secure with retroactive rank the then existing Indebtedness to the transferee and any and all Indebtedness to such transferee thereafter arising.

(c) If less than all of the Indebtedness secured by this Mortgage is transferred, each part of such Indebtedness shall share pro-rata in the security of this Mortgage as provided by Louisiana Civil Code Article 3311, and the Lender or subsequent transfer or shall not be deemed to have warranted or agreed to have subordinated any remaining or future Indebtedness to that portion of such Indebtedness transferred.

(d) The Mortgagor hereby recognizes and agrees that the Lender may, from time to time, one or more times, transfer all or any portion of the Indebtedness to one or more third parties. Such transfers may include, but are not limited to, sales of participation interests in such Indebtedness in favor of one or more third party lenders. Upon any transfer of all or any portion of the Indebtedness, the Lender may transfer and deliver any or all of the Collateral to the transferee of such Indebtedness and such Collateral shall secure any and all of the Indebtedness in favor of such a transferee then existing and thereafter arising, and after any such transfer has taken place, the Lender shall be fully discharged from any and all future liability and responsibility to the Mortgagor with respect to such Collateral, and the transferee thereafter shall be vested with all the powers, rights and duties with respect to such Collateral.

SECTION 6.10 GOVERNING LAW. THIS MORTGAGE IS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF LOUISIANA.

Section 6.11 Certificates. The production of mortgage, conveyance, tax research or other certificates is waived by consent, and the Mortgagor agrees to hold me, Notary, harmless for failure to procure and attach same.

Section 6.12 Acceptance. Pursuant to Louisiana Civil Code Article 3289, this Mortgage need not be signed by the Lender, and the Mortgagor hereby confirms that the Lender’s consent to and acceptance of this Mortgage shall be irrevocably presumed.

THUS DONE AND PASSED in the place and on the day and in the month and year hereinabove written, in the presence of the two undersigned witnesses who hereunto sign their names with the Mortgagor and me, Notary, after due reading of the whole.

WITNESSES:	MORTGAGOR: NGS SUB. CORP.

By:
Name: Title:

 NOTARY PUBLIC